MPC Corporation

Formerly HyperSpace Communications, Inc.

Exhibit 4.21

February 22, 2007

Crestview Capital

c/o Crestview Master LLC

Attn: Mr. Bob Hoyt & Mr. Daniel Warsh

95 Revere Drive, Suite A

Northbrook, IL	60062

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Bob Hoyt & Mr. Daniel Warsh:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

Rights Agreement.

Specifically, we ask that you:

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ Stewart R. Flink
Holder: Crestview Capital
Attn: Mr. Bob Hoyt & Mr. Daniel Warsh

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

February 22, 2007

J. Charles Hakala

12873 West Harvard Avenue

Lakewood, CO	80228

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Hakala:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration Rights Agreement.

Specifically, we ask that you:

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ J. Charles Hakala
Holder: J. Charles Hakala

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

February 22, 2007

David Joseph Lies

1701 East Lake

#260

Glenview, IL	60025

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Lies:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration Rights Agreement.

Specifically, we ask that you:

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ David Joseph Lies
Holder: David Joseph Lies

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

February 22, 2007

Larry Spungen

c/o Peer Bearing

2200 Norman Drive

South Waukegen, IL	60085

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Spungen:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration Rights Agreement.

Specifically, we ask that you:

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ Larry Spungen
Holder: Larry Spungen

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

February 22, 2007

James Stevens, Jr.

801 Provencial Drive

Burr, IL	60527

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Stevens:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration Rights Agreement.

Specifically, we ask that you:

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ James Stevens, Jr.
Holder: James Stevens, Jr.

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

February 22, 2007

Toibb Investment, LLC

Attn: Mr. Harris Toibb

6355 Topanga Blvd., Suite 335

Woodland Hills, CA	91367

RE:	Holders of MPC Corporation Convertible Debentures and Warrants Issued

September 6, 2006 and October 4, 2006

Dear Mr. Harris Toibb:

Thank you for your investment in MPC's convertible debentures and warrants. We have worked diligently to be good stewards of your investment. During the week of March 12, we would like to meet with you to update you on our progress. Please contact Shunda Cannon at Maxim Group LLC at (212) 895-3511 to coordinate a time to meet in person or by conference call.

As you are aware, for the past several months we have been involved in the process of registering with the SEC shares of common stock held by several of our shareholders, including those shares of common stock underlying the convertible debentures and warrants that you purchased in the September 6 and/or October 4 private placements. Because of:

(1) the large number of shares that we are attempting to register relative to the number of shares of common stock currently outstanding, and

(2) the fact that many of the shares are not yet outstanding but rather are issuable in the future pursuant to the exercise of warrants or the conversion of, or payment of interest on, convertible debentures, our attempt to register all of the shares of common stock underlying the securities purchased in the September 6 and October 4 private placements has encountered significant push-back from the SEC. Based on discussions with the SEC and their comments to the registration statement, we do not believe that they will allow us to register all of such underlying shares.

Despite their resistance, we have been diligently working to address the SEC's concerns. The result is that the process has taken longer than expected and as a result, certain penalty provisions in the investment documents have either been triggered or soon will be triggered. We continue to face significant liquidity constraints and payment of these penalties would require us to draw down our limited cash resources and would significantly impair our ability to continue our operations and implementation of our business plan. We do not believe that this is a good use of our limited cash and believe that it would negatively impact the company and ultimately harm you as an investor.

Given the regulatory hurdles that we face with the SEC, the associated time constraints and the impact of certain penalty provisions as described above, we ask that you waive any current defaults for not yet having an effective registration statement and extend the deadlines set forth in the Convertible Debentures and Registration Rights Agreement.

Specifically, we ask that you:

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ

MPC Corporation

Formerly HyperSpace Communications, Inc.

(1) Agree to waive the penalty provisions related to an Event set forth in Section 2(b) of the Registration Rights Agreements, dated September 6, 2006 and October 4, 2006, among HyperSpace Communications, Inc. (now MPC Corporation) and the several purchasers signatory thereto (together the "Registration Rights Agreement");

(2) Extend the Effectiveness Date and all related deadlines by 120 days;

(3) Extend the date set forth in Section 8(a)(ix) of the Convertible Debentures Due September 6, 2009 and the Convertible Debentures Due October 4, 2009 so that no Event of Default shall occur unless a Registration Statement is not effective on or prior to June 29, 2007; and

(4) Waive any and all penalties or defaults associated with any of the foregoing.

Capitalized terms used herein but not otherwise defined shall have the meaning given to them in the relevant investment documents.

Your consent to the foregoing will enable us to continue to pursue our operating goals and use our limited cash resources for business operations. We will continue to pursue the registration of your shares with the SEC. However, as indicated above, we do not anticipate that the SEC will allow us to register all of the shares. We are currently working with the SEC to determine the number of shares that they will allow us to register and will keep you updated on our progress.

Please indicate by signature below if you agree to the foregoing extensions and waivers. Each Holder is required to consent to an amendment or waiver to the Debentures and a majority of the holders of Registrable Securities or the Qualified Purchasers can amend the Registration Rights Agreement. We thank you for your patience and your continued confidence in our company.

Very truly yours,

/s/ John P. Yeros

John P. Yeros, Chairman and CEO

ACCEPTED AND AGREED

/s/ Harris Toibb
Holder: Toibb Investment, LLC
By: Toibb Management LLC, its manager
Harris Toibb, Manager

Corporate: 906 East Karcher Road ( Nampa, ID 83687-3045 ( P: 1.800.438.3343

Colorado: 8400 East Crescent Parkway, 6th Floor ( Greenwood Village, CO 80111-2831 ( P: 720.528.4038

www.mpccorp.com ( AMEX:MPZ